                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 SCHEDULE PRE14A

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [_]

Check the appropriate box:

[ ]    Preliminary Proxy Statement        [_]  Soliciting Material Pursuant to
[_]    Confidential, For Use of the            SS.240.14a-11(c) or SS.240.14a-12
       Commission Only (as permitted
       by Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[_]    Definitive Additional Materials

                            R&G FINANCIAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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

                           R&G FINANCIAL CORPORATION
                                   R-G PLAZA
                           280 JESUS T. PINERO AVENUE
                     HATO REY, SAN JUAN, PUERTO RICO 00918
                                 (787) 758-2424

                                                                  March 31, 2002

Dear Stockholder,

     You are cordially invited to attend the Annual Meeting of Stockholders of R&G Financial Corporation (the "Company"). The meeting will be held at The Ritz Carlton, San Juan Hotel, Spa and Casino, 6961 Avenida de Los Gobernadores, Ballroom IV and V, Isla Verde, Carolina, San Juan, Puerto Rico 00979, on Tuesday, April 30, 2002 at 10:00 a.m., local time. The matters to be considered by stockholders at the Annual Meeting are described in the accompanying materials.

     It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the meeting in person. We urge you to mark, sign, and date your proxy card today and return it in the envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

     Your continued support of and interest in R&G Financial Corporation are sincerely appreciated.

                                                  Very truly yours,

                                                  /s/ Victor J. Galan

                                                  VICTOR J. GALAN
                                                  Chairman of the Board and
                                                  Chief Executive Officer

                           R&G FINANCIAL CORPORATION
                                   R-G PLAZA
                           280 JESUS T. PINERO AVENUE
                     HATO REY, SAN JUAN, PUERTO RICO 00918
                                 (787) 758-2424
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 30, 2002
                            ------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of R&G Financial Corporation (the "Company"), will be held at The Ritz Carlton, San Juan Hotel, Spa and Casino, 6961 Avenida de Los Gobernadores, Ballroom IV and V, Isla Verde, Carolina, San Juan, Puerto Rico 00979, on Tuesday, April 30, 2002 at 10:00 a.m., local time, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

     (1) To elect four (4) directors for a three-year term or until their successors are elected and qualified;

     (2) To ratify the appointment by the Board of Directors of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 2002;


     (3) To approve an amendment to the Amended and Restated Certificate of Incorporation of R&G Financial Corporation in order to increase the authorized Class B Common Stock of the Company from Forty Million (40,000,000) to Sixty Million (60,000,000);



     (4)To approve an amendment to the Amended and Restated Certificate of Incorporation of R&G Financial Corporation to increase the authorized Preferred Stock from Ten Million (10,000,000) to Twenty Million (20,000,000); and



     (5) To transact such other business as may properly come before the meeting or any adjournment thereof. Management is not aware of any other such business which may properly come before the meeting.


     The Board of Directors has fixed March 29, 2002 as the voting record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only those stockholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting.

                                   BY ORDER OF THE BOARD OF DIRECTORS

                                   /s/ Victor J. Galan

                                   VICTOR J. GALAN
                                   Chairman of the Board and Chief Executive
                                   Officer

San Juan, Puerto Rico
March 31, 2002

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

                           R&G FINANCIAL CORPORATION
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS


     This Proxy Statement is furnished to the holder of Class A common stock, $0.01 par value per share ("Class A Shares"), and holders of Class B common stock, $.01 par value per share ("Class B Shares") (collectively, the "Common Stock"), of R&G Financial Corporation (the "Company"). Proxies are being solicited on behalf of the Board of Directors of the Company to be used at the Annual Meeting of Stockholders ("Annual Meeting") to be held at The Ritz Carlton, San Juan Hotel, Spa and Casino, 6961 Avenida de Los Gobernadores, Ballroom IV and V, Isla Verde, Carolina, San Juan, Puerto Rico 00979, on Tuesday, April 30, 2002 at 10:00 a.m., local time, for the purposes set forth in the Notice of Annual Meeting of Stockholders. This Proxy Statement is first being mailed to stockholders on or about March 31, 2002.



     The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted FOR the nominees for director described herein, FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Bank's independent auditors for 2002, FOR an amendment to the Amended and Restated Certificate of Incorporation of the Company increasing the authorized common stock of the Company, FOR an amendment to the Amended and Restated Certificate of Incorporation of the Company increasing the authorized preferred stock of the Company and upon the transaction of such other business as may properly come before the meeting in with the best of the persons appointed as proxies.


     Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Company written notice thereof (Secretary, R&G Financial Corporation, R-G Plaza, 280 Jesus T. Pinero Avenue, Hato Rey, San Juan, Puerto Rico 00918); (ii) submitting a duly-executed proxy bearing a later date; or (iii) appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

                                     VOTING

     Only stockholders of record at the close of business on March 29, 2002 ("Voting Record Date") will be entitled to vote at the Annual Meeting. On the Voting Record Date, there were 16,053,056 Class A Shares outstanding, 15,244,922 Class B Shares outstanding, and the Company had no other class of equity securities outstanding. The holder of Class A Shares, the Chairman and Chief Executive Officer of the Company, is entitled to two votes per share and the holders of Class B Shares are entitled to one vote per share at the Annual Meeting on all matters properly presented at the meeting.


     The Chairman of the Board and Chief Executive Officer, who through his holdings of Class A Shares controls 67.8% of the outstanding Common Stock, has indicated his intention to vote his shares "FOR" the election of directors, ratification of the Board of Directors' selection of PricewaterhouseCoopers LLP as the Company's independent auditor for 2002, approval of the amendment to the Amended and Restated Certificate of Incorporation increasing the authorized common stock of the Company and the approval of the amendment to Amended and Restated Certificate of Incorporation increasing the authorized preferred stock of the Company. Accordingly, the proposals presented for consideration by the stockholders at this Annual Meeting are expected to be approved as presented.


     Directors are elected by a plurality of the votes cast with a quorum present. The four persons who receive the greatest number of votes of the holders of Common Stock represented in person or by proxy at the Annual Meeting will be elected directors of the Company. Abstentions are considered in determining the presence of a quorum and will not affect the vote required for the election of directors. The affirmative vote of the holders of a majority of the total votes present in person or by proxy is required to ratify the appointment of the independent auditors and the amendment to the Amended and Restated Certificate of Incorporation. Abstentions will not be counted as votes cast, and will have no effect on the voting of the appointment of the Company's independent auditors. Under rules applicable to broker-dealers, the proposals for consideration at the Annual Meeting with respect to the election of directors and the ratification of the auditors are considered "discretionary" items upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions. However, the proposal with respect to amending the Amended and Restated Certificate of Incorporation to increase the authorized stock is not a discretionary item and a brokerage firm may not votes shares for such proposal without the specific instruction of their client.


                                 PROPOSAL NO. 1

               INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR,
                  CONTINUING DIRECTORS AND EXECUTIVE OFFICERS

ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes, each of which contains approximately one-third of the Board. The directors are elected by the stockholders of the Company for staggered three year terms, or until their successors are elected and qualified. Stockholders of the Company are not permitted to cumulate their votes for the election of directors.

     No director or executive officer of the Company is related to any other director or executive officer of the Company by blood, marriage or adoption, except for Victor J. Galan, the Chairman of the Board and Chief Executive Officer of the Company, who is the father of Victor L. Galan, another director of the Company. Each of the nominees currently serve as a director of the Company.

     Unless otherwise directed, each proxy executed and returned by a stockholder will be voted for the election of the nominees for director listed below. If the person or persons named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for one or more replacement nominees recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why the nominees listed below may not be able to serve as directors if elected.

     The following tables present information concerning the nominees for director of the Company and each director whose term continues.

           NOMINEES FOR DIRECTOR FOR THREE-YEAR TERM EXPIRING IN 2005

                                                                       DIRECTOR
NAME                                                          AGE(1)   SINCE(2)
----                                                          ------   --------
Victor J. Galan.............................................    68       1990
Ramon Prats.................................................    52       1990
Enrique Umpierre-Suarez.....................................    60       1996
Eduardo McCormack...........................................    73       1990

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE ABOVE NOMINEES FOR DIRECTOR.

             MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

                      DIRECTORS WHOSE TERMS EXPIRE IN 2003

                                                                       DIRECTOR
NAME                                                          AGE(1)   SINCE(2)
----                                                          ------   --------
Gilberto Rivera-Arreaga.....................................    52       1996
Laureno Carus Abarca........................................    72       1983
Ileana M. Colon-Carlo.......................................    53       1998
Roberto Gorbea..............................................    60       1998

                      DIRECTORS WHOSE TERMS EXPIRE IN 2004

                                                                       DIRECTOR
NAME                                                          AGE(1)   SINCE(2)
----                                                          ------   --------
Ana M. Armendariz...........................................    69       1990
Victor L. Galan.............................................    38       1995
Benigno Fernandez...........................................    61       1996
Pedro L. Ramirez............................................    59       1990

---------------
(1) As of February 28, 2002

(2) Includes service as a director of R-G Premier Bank of Puerto Rico (the "Bank") or its predecessor.

     Information concerning the principal occupation of each nominee for director of the Company and other members of the present Board, during the past five years is set forth below.

     Victor J. Galan. Mr. Galan is Chairman of the Board and Chief Executive Officer of the Company, positions he has held since the Company's incorporation in March 1996. Mr. Galan also served as the Company's President from its incorporation until January 2001. Mr. Galan is the founder and Chairman of the Board of R&G Mortgage Corp., a Company subsidiary, a position he has held since 1972. Mr. Galan is also the Chairman of the Board and Chief Executive Officer of the Bank, a Company subsidiary, a position he has held since the Bank was first acquired by R&G Mortgage in February 1990, Chairman of the Board of The Mortgage Store, Inc. a subsidiary of R&G Mortgage since the inception of its predecessor in October 1997 (The Mortgage Store, Inc. and its predecessor, "The Mortgage Store") and Chairman of the Board of Continental Capital Corp., ("Continental Capital") a Bank subsidiary since its acquisition in October 1999. Mr. Galan served as President of the Bank from February 1990 until January 2001. Mr. Galan is also Chairman of the Board of R-G Investments Corporation ("R-G Investments"), a subsidiary of the Company and a broker-dealer registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Puerto Rico Commissioner of Financial Institutions under the Puerto Rico Uniform Securities Act.

     Ana M. Armendariz. Ms. Armendariz has been a director and Treasurer of the Company since April 1996, Secretary, Senior Vice President and Controller of R&G Mortgage since January 1984 and Senior Vice President and Controller of The Mortgage Store since October 1997.

     Ramon Prats. Mr. Prats has been the Vice Chairman of the Board of Directors of the Company since April 1996 and served as its Executive Vice President from such date until January 2001. In January 2001, Mr. Prats became President of the Company, R&G Mortgage and the Bank. Mr. Prats has served as a director of R&G Mortgage since April 1985 and has been Executive Vice President of R&G Mortgage and The Mortgage Store since February 1980 and October 1997, respectively. Mr. Prats also currently serves as Vice Chairman of the Board of Directors of the Bank, a position he has held since February 1990 and as a director of Continental Capital since October 1999. Mr. Prats is also a director of R-G Investments.

     Enrique Umpierre-Suarez. Mr. Umpierre-Suarez has been a director of the Company and its Secretary since April 1996, a director of the Bank since January 1996, and a director of The Mortgage Store since October 1997. Mr. Umpierre-Suarez has also served as Secretary of the Bank since April 1996, of The Mortgage Store since October 1997 and of R-G Investments since 2001. Mr. Umpierre-Suarez is an attorney in private practice in Hato Rey, Puerto Rico and is also engaged in the private practice of engineering in Hato Rey, Puerto Rico. Mr. Umpierre-Suarez is also a director of R-G Investments.

     Victor L. Galan. Mr. Galan has been a director of the Company since April 1996, a director of R&G Mortgage since June 1996, a director of the Bank since 1995 and a director of The Mortgage Store since October 1997. In January 2001, Mr. Galan became the Vice President of Loan Production Marketing and Business Development of R&G Mortgage. Mr. Galan was the Vice President of The Mortgage Store from October 1998 until January 2001. Previously, Mr. Galan was the Vice President of Branch Administration of R&G Mortgage from June 1997 to October 1998, and prior thereto was the Marketing Manager and Vice President of R&G Mortgage from February 1996 to June 1997. Mr. Galan, the son of Victor J. Galan, the Chairman of the Board and Chief Executive Officer of the Company, has been associated with R&G Mortgage since 1982, having served as Branch Manager at various locations since 1992.

     Pedro Ramirez. Mr. Ramirez has been a director of the Company since April 1996, a director of R&G Mortgage since June 1996 and a director of the Bank since 1990. Mr. Ramirez has been President and Chief Executive Officer of Empresas Nativas, Inc., a real estate development company, in Hato Rey, Puerto Rico, since 1983. Mr. Ramirez also currently serves as Vice President of Inverdec, Inc., a real estate development company in Hato Rey, Puerto Rico, a position he has held since April 1992, and has been the Managing Partner of Ramirez & Co., S.E., a real estate development company located in Hato Rey since April 1986.

     Laureno Carus Abarca. Mr. Carus has been a director of the Company since April 1996, a director of R&G Mortgage since June 1996 and a director of the Bank (and its predecessor) since 1983. Mr. Carus has been the Chairman of the Board of Alonso and Carus Iron Works, Inc., in Catano, Puerto Rico, which is engaged in the production and fabrication of metal products and in the construction of commercial buildings, since September 1977 and he has been with the firm since 1960. Mr. Carus has also been President of Petroleum Chemical Corp., a petroleum processing corporation in Catano, Puerto Rico, since April 1994.

     Eduardo McCormack. Mr. McCormack has been a director of the Company since April 1996, a director of R&G Mortgage since June 1996 and a director of the Bank since 1990. Mr. McCormack is presently the President of EMP Omega Corporation, in San Juan, Puerto Rico, a fructose importer and distributor, since June 1999. During 1994 and 1995, he served as a consultant to Bacardi Corporation, a rum manufacturer based in Catano, Puerto Rico. Prior thereto, Mr. McCormack was a Vice President of Bacardi Corporation from 1981 to 1993.

     Gilberto Rivera-Arreaga. Mr. Rivera-Arreaga has been a director of the Company since April 1996 and a director of R&G Mortgage and the Bank since June 1996. Mr. Rivera-Arreaga has been Executive Vice President of the National College of Business & Technology, Inc., a post-secondary institution with campuses in Bayamon and Arecibo, Puerto Rico, since 1993. Prior thereto, Mr. Rivera-Arreaga engaged in the private practice of law in Bayamon, Puerto Rico. Mr. Rivera-Arreaga is also a director of R-G Investments.

     Benigno R. Fernandez. Mr. Fernandez has been a director of the Company since April 1996 and a director of R&G Mortgage and the Bank since June 1996. Mr. Fernandez is Senior Partner of Fernandez, Perez Villarini & Co., a certified public accounting firm in Hato Rey, Puerto Rico. Mr. Fernandez has been a certified public accountant since 1969. Mr. Fernandez is also a director of R-G Investments.

     Ileana M. Colon-Carlo. Ms. Colon-Carlo has been a director of the Company since July 1998. Ms. Colon-Carlo is currently the Chief Administration and Financial Officer of McConnell & Valdes, a legal firm in Hato Rey, Puerto Rico, and has been a member of the Board of Trustees of Central University of Bayamon, Puerto Rico, and an Accounting Professor in the Graduate School of Business Administration since January 1998. Prior thereto, Ms. Colon-Carlo served as Comptroller of the Commonwealth of Puerto Rico from 1987 to 1997. Ms. Colon-Carlo is a past President of the Puerto Rico Certified Public Accountants State Society and past member of the Commonwealth of Puerto Rico Board of Accountancy. Additionally,

Ms. Colon-Carlo is a past member of the board of directors of the Puerto Rico Chamber of Commerce. Ms. Colon-Carlo is also a director of R-G Investments.

     Roberto Gorbea. Mr. Gorbea has been a director of the Company since July 1998. Mr. Gorbea has been President, Chief Executive Officer and member of the board of directors of Lord Electric Company of Puerto Rico, Inc., San Juan, Puerto Rico, since 1984 which constructs industrial, electrical, and mechanical systems.

STOCKHOLDER NOMINATIONS

     Section 4.15 of the Company's Bylaws governs nominations for election to the Board of Directors and requires all such nominations, other than those made by the Board or a committee thereof, to be made at a meeting of stockholders called for the election of directors, and only by a stockholder who has complied with the notice provisions in that section. Stockholder nominations must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not later than 90 days prior to the anniversary date of the mailing of proxy materials by the Company in connection with the immediately preceding annual meeting of stockholders of the Company. Each written notice of a stockholder nomination is required to set forth certain information specified in the Bylaws. No stockholder nominations were received with respect to this Annual Meeting.

BOARD OF DIRECTORS MEETINGS

     Regular meetings and special meetings of the Board of Directors of the Company are held as necessary to adequately conduct the Company's business. During the fiscal year ended December 31, 2002, the Board of Directors met 13 times. No director attended fewer than 75% of the total number of Board meetings or committee meetings on which he or she served in fiscal 2001 except for Ileana Colon-Carlo and Ana Armendariz who attended 9 or 69% of the meetings of the Board of Directors.

     Audit and Compliance Committee. The Company has a standing audit committee which is designated the Audit and Compliance Committee. The Company's Board of Directors has adopted a written charter for the Audit and Compliance Committee. Each member of the Audit and Compliance Committee is independent, as that term is defined in the listing standards of the National Association of Securities Dealers, Inc. relating to audit committees. The report of the Audit and Compliance Committee to the Board of Directors follows.

March 20, 2002

To the Board of Directors of R&G Financial Corporation:

     We have reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2001.

     We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

     We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committee, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

     Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.
                                          Benigno R. Fernandez (Chairman)
                                          Gilberto Rivera-Arreaga
                                          Pedro Ramirez

     Executive Committee. The Company also has an Executive Committee, consisting of Messrs. Victor J. Galan (Chairman), Prats (Vice Chairman), McCormack and Victor L. Galan. Additionally, the Board of Directors acts as its own nominating committee with respect to nominating individuals to serve on its Board of Directors.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

     Set forth below is information concerning executive officers of the Company, the Bank and R&G Mortgage who do not serve on the Board of Directors of the Company, R&G Mortgage or the Bank. There are no additional executive officers of R&G Mortgage who do not serve on the Board of the Company, R&G Mortgage or the Bank. Each executive officer is elected by the Board of Directors and serves until their successor is elected and qualified. No executive officer set forth below is related to any director or other executive officer of the Company, R&G Mortgage or the Bank by blood, marriage or adoption, and there are no arrangements or understandings between a director of the Company, R&G Mortgage or the Bank and any other person pursuant to which such person was elected an executive officer.

     Joseph R. Sandoval, Age 38, joined the Company as its Chief Financial Officer in January 1997, and has been a director of Continental Capital and its secretary since October 1999. Prior thereto, Mr. Sandoval was an accountant with Price Waterhouse LLP (a predecessor firm to PricewaterhouseCoopers LLP) in San Juan, Puerto Rico from August 1987 to January 1997 and had attained the position of Senior Manager with such firm.

     Mario Ruiz, Age 39, has been the Executive Vice President of the Bank since January 2001 and Director of The Mortgage Store since October 1997. Mr. Ruiz served as Senior Vice President -- Secondary Market of R&G Mortgage from December 1996 to January 2001 and Senior Vice President of The Mortgage Store from October 1997 to January 2001. Mr. Ruiz served as Vice
President -- Secondary Market of R&G Mortgage from 1990 to December 1996.

     Steven Velez, Age 44, has been Executive Vice President of R&G Mortgage since January 2001. Mr. Velez served as the Senior Vice
President -- Underwriting and Technology of R&G Mortgage from June 1997 until January 2001. Previously, Mr. Velez served as Vice President of Underwriting and Technology of R&G Mortgage. Mr. Velez has been with R&G Mortgage since October 1989.

     Victor M. Irizarry, Age 53, has been Senior Vice President -- Corporate and Construction Lending since joining the Bank in May 1999. Prior to that, Mr. Irizarry was Senior Vice President -- Commercial Banking at another financial institution from September 1992 to April 1999. In January 2001, Mr. Irizarry became the Chief Lending Officer of the Bank.

     Jose L. Ortiz, Age 46, has been Vice President -- Finance of the Bank since September 1990. Mr. Ortiz previously was Vice President -- Accounting at another financial institution from May 1985 to September 1990.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK
                  BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of February 28, 2002, certain information as to the Common Stock beneficially owned by (i) each person or entity, including any "group" as that term is used in Section 13(d)(3) of the Exchange Act, who or which was known to the Company to be the beneficial owner of more than 5% of the issued and outstanding Common Stock, (ii) certain directors and executive officers of the Company, R&G Mortgage and the Bank, and
(iii) all directors and executive officers of the Company, R&G Mortgage and the Bank as a group.


                                                               AMOUNT AND NATURE
                                                                 OF BENEFICIAL        PERCENT OF
NAME OF BENEFICIAL OWNER OR                                     OWNERSHIP AS OF         COMMON
NUMBER OF PERSONS IN GROUP                                    FEBRUARY 28, 2002(1)     STOCK(2)
---------------------------                                   --------------------    ----------
Garity & Co. Capital Management.............................        1,951,126(3)         6.23%
1414 Banco Popular Center
  San Juan, Puerto Rico 00918
The Company's Directors and Officers
  Victor J. Galan...........................................       16,053,056(5)(6)     51.29
  Ramon Prats...............................................          682,454(6)         2.18
  Ana M. Armendariz.........................................           70,156(7)            *
  Victor L. Galan...........................................            4,556               *
  Enrique Umpierre-Suarez...................................           69,000               *
  Pedro Ramirez.............................................           36,720               *
  Laureno Carus Abarca......................................           62,941               *
  Eduardo McCormack.........................................           54,638(8)            *
  Gilberto Rivera-Arreaga...................................            6,056               *
  Benigno R. Fernandez......................................            5,026               *
  Ileana M. Colon-Carlo.....................................            2,000               *
  Roberto Gorbea............................................            1,600               *
  Joseph R. Sandoval........................................           43,936(7)            *
Additional R&G Mortgage Officers
  Mario Ruiz................................................           23,800(7)            *
  Steven Velez..............................................           20,800(7)            *
Additional Bank Officer
  Victor M. Irizarry........................................            4,000               *
  Jose Luis Ortiz...........................................           32,578(7)            *
All Directors and Officers of the Company, R&G Mortgage and
  the Bank as a group (17 persons)..........................       17,173,317(9)        54.87%


---------------

 *  Represents less than 1% of the outstanding Class B Shares.

**  Represents 4.5% of the outstanding Class B Shares.

(1) Based upon filings made pursuant to the Exchange Act and information furnished by the respective individuals. Under regulations promulgated pursuant to the Exchange Act, shares are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares, or
    (ii) investment power, which includes the power to dispose or to direct the disposition of the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.

(2) Based on the total number of Class A and Class B Shares outstanding. As of February 28, 2002, there were 15,244,922 Class B Shares and 16,053,056 Class A Shares of the Company issued and outstanding. All of the Class A Shares are owned by Victor J. Galan, the Chairman of the Board and Chief Executive Officer of the Company. The Class B Shares are registered under the Exchange Act and are traded on the

    Nasdaq Stock Market, symbol: RGFC. The Class A Shares have not been registered under the Exchange Act but are exchangeable into an equal number of Class B Shares.

(3) Information obtained from a Schedule 13G dated February 14, 2002. Garity & Co. Capital Management ("GCCM") is a registered investment adviser. GCCM indicates that it is the beneficial owner and has shared voting and dispositive power over 1,951,126 or 13.3% of the Class B Shares.

(4) Information obtained from a Schedule 13G dated January 23, 2002. Thomson Horstmann ("TH") is a registered investment advisor. TH indicates that it is the beneficial owner of 469,340 or 3.07% of the Class B Shares, with sole voting power over 324,480 of such shares and sole dispositive power over all of such shares.

(5) Represents Class A Shares, the holder of the Class A Shares, Mr. Victor J. Galan, is entitled to two votes per share and the holders of Class B Shares are entitled to one vote per share at the Annual Meeting on all matters properly presented at the meeting. As a result of such voting entitlement, Mr. Galan holds 67.8% of the voting power of the aggregate issued and outstanding shares of the Company's Common Stock as of February 28, 2002.

(6) The number of shares indicated as beneficially owned by Mr. Prats take into consideration 60,000 Class B Shares (as adjusted for stock splits) which may be acquired upon the exercise of stock options granted by Mr. Victor J. Galan to Mr. Prats, which are exercisable within 60 days of the Voting Record Date. On May 8, 1998, Mr. Victor J. Galan executed a stock option agreement (the "Stock Option Agreement") pursuant to which Mr. Galan granted to Mr. Prats the option to purchase up to 360,000 Class B Shares (as adjusted; of which 180,000 have been exercised). Under the terms of the Stock Option Agreement, the options become exercisable ratably over six years beginning on the first anniversary of the agreement. The exercise price of the options is $4.03 per share (as adjusted), and both the number of Class B Shares underlying the options and the exercise price thereof is subject to certain antidilution adjustments.

(7) Includes the following number of shares which may be acquired upon the exercise of stock options exercisable within 60 days of the Voting Record Date under the Company's Stock Option Plan:

Ana M. Armendariz..........................................   65,800
Joseph R. Sandoval.........................................   12,000
Mario Ruiz.................................................    8,400
Steven Velez...............................................   20,800
Victor M. Irizarry.........................................    4,000
Jose Luis Ortiz............................................   29,800

(8) Includes 47,684 Class B Shares held jointly with Mr. McCormack's wife.

(9) Includes 16,053,056 Class A Shares owned by Victor J. Galan. All other shares are Class B Shares.


     Except as otherwise indicated, the address of each person listed in the table is c/o R&G Financial Corporation, 280 Jesus T. Pinero Avenue, Hato Rey, San Juan, Puerto Rico 00918.


            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's officers, directors and persons who own more than 10% of the Company's capital stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all forms they file pursuant to Section 16(a) of the Exchange Act. The Company knows of no person who owns 10% or more of the Company's capital stock other than Victor J. Galan, the Chairman of the Board and Chief Executive Officer of the Company. See "Beneficial Ownership of Common Stock By Certain Beneficial Owners and Management."

     Based solely on review of the copies of such forms furnished to the Company, or written representations from its officers and directors, the Company believes that during, and with respect to, fiscal 2001, the Company's officers and directors complied in all respects with the reporting requirements promulgated under

Section 16(a) of the 1934 Act; except that (i) with respect to Victor J. Galan's disposition of shares in connection with the public offering of Class B Shares in June and July 2001 (sale of shares pursuant to underwriter's over-allotment), and (ii) Ana Armendariz's acquisition and disposition of shares acquired by option from Mr. Galan in connection with such public offering, Form 4's were filed in February 2002.

                            MANAGEMENT COMPENSATION

EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table includes individual compensation information with respect to the Chairman of the Board and Chief Executive Officer of the Company and the other most highly compensated executive officers of the Company and its subsidiaries whose total compensation exceeded $100,000 for services rendered in all capacities during the fiscal year ended December 31, 2001. Except as set forth in the footnotes to the table, the compensation expense shown below was incurred by the subsidiary (R&G Mortgage or the Bank) for whom the executive officer is employed.

                                                  ANNUAL COMPENSATION      LONG-TERM COMPENSATION
                                                 ----------------------   -------------------------
                                                                          RESTRICTED    SECURITIES     ALL OTHER
NAME AND                                                                    STOCK       UNDERLYING    COMPENSATION
PRINCIPAL POSITION                        YEAR   SALARY(1)     BONUS        AWARDS     OPTIONS/SARS       (2)
------------------                        ----   ---------   ----------   ----------   ------------   ------------
Victor J. Galan.........................  2001   $341,759    $  200,000       --              --         $3,320
  Chairman and Chief Executive            2000    276,999       200,200       --              --          2,231
  Officer of the Company                  1999    341,759       200,200       --              --          3,040
Ramon Prats.............................  2001   $400,000    $1,450,000       --              --         $3,640
  Vice Chairman of the Board,             2000    300,000     1,050,000       --              --          3,485
  President of the Company                1999    225,000       950,000       --              --          3,174
Joseph R. Sandoval......................  2001   $150,000    $  150,000       --              --         $  744
  Senior Vice President and Chief         2000    135,000        80,000       --              --            746
  Financial Officer of the Company        1999    123,000        70,000       --          12,000            738
Mario Ruiz..............................  2001   $200,000    $  250,000       --          25,000         $  977
  Executive Vice President, R-G           2000    185,000       200,000       --              --          1,021
  Premier Bank                            1999    167,262       144,000       --          12,000          1,201
Steven Velez............................  2001   $175,000    $  200,000       --          25,000         $2,474
  Executive Vice President, R&G           2000    130,000       100,000       --              --          1,461
  Mortgage                                1999    128,230        51,410       --           7,000             --
Victor M. Irizarry......................  2001   $200,000    $  160,000       --              --         $  669
  Senior Vice President and Chief         2000    185,000       125,000       --              --             --
  Lending Officer, R-G Premier Bank       1999    107,916        53,000       --          10,000             --

---------------
(1) Does not include amounts attributable to miscellaneous benefits received by the named officers. The costs to the Company of providing such benefits to the named officers during the years ended December 31, 2001, 2000, and 1999 did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported.

(2) Represents the employers' contribution on behalf of the employee to the Profit Sharing Plan. See "-- Profit Sharing Plan."

     Bonuses are paid by R&G Mortgage and the Bank based upon determinations by senior management of each company, which determinations are influenced by the profitability of the enterprise for the year in question. The bonuses of managers of the R&G Mortgage branches are based in part on loan production levels, while the bonuses for Bank branch managers are based in part on the level of deposits, loan production and new accounts. The bonuses of Vice Presidents and Department Managers are based in part on the final results of the entity's operations and business generated during the year. The Board of Directors of R&G Mortgage determine the bonuses for the President and Executive Vice President, which are based on profitability of that company's operations.

COMPENSATION OF DIRECTORS

     Members of the Board of Directors of the Company and R&G Mortgage who are not also executive officers of such companies receive fees of $650 per Board meeting attended and $500 per committee meeting attended. Executive officers of the Company and R&G Mortgage who also serve on the Board of Directors are not compensated for serving on the Board of Directors or committees thereof.

     During fiscal 2001, members of the Board of Directors of the Bank received fees of $650 per meeting attended. Executive officers of the Bank who also serve on the Board of Directors are not compensated for their services on the Board of Directors or committees thereof. Non-officer members of the Board of Directors of the Bank serving on committees received additional compensation in the amount of $500 per committee meeting attended in fiscal 2001, except for members of the Trust Committee, who each received $400 per committee meeting attended in fiscal 2001.

BENEFITS

     Stock Option Plan. The Company maintains a Stock Option Plan. The Stock Option Plan is designed to attract and retain qualified personnel in key positions, provide officers and key employees with a proprietary interest in the Company as an incentive to contribute to the success of the Company and reward key employees for outstanding performance and the attainment of targeted goals. An amount of Common Stock equal to 10% of the aggregate number of Class B Shares sold in the Company's initial public offering (869,400 shares, as adjusted for the Company's stock dividends and splits) were authorized under the Stock Option Plan, which may be filled by authorized but unissued shares, treasury shares or shares purchased by the Company on the open market or from private sources. The Stock Option Plan provides for the grant of stock options and stock appreciation rights (collectively "Awards"). Awards are available for grant to key employees of the Company and any subsidiaries.


     Profit Sharing Plan. R&G Mortgage and the Bank have adopted the R&G Mortgage Corporation and R-G Federal Savings Bank Profit Sharing Plan (the "Plan"), which is intended to comply with the Internal Revenue Code of 1986, as amended (the "Code"), the Employee Retirement Income Security Act of 1974, and the Puerto Rico Income Tax Act of 1954. All employees of R&G Mortgage and the Bank are eligible to participate in the Plan except, among others, for those employees who are non-resident aliens. Eligible employees may enter the Plan on January 1, April 1, July 1, and October 1 following attaining age 21 and completing one year of service. Under the Plan, a separate account is established for each participating employee and R&G Mortgage and the Bank may make discretionary contributions to the Plan which are allocated to employees' accounts. Employees may also contribute to the Plan by making salary reductions up to 10% of annual compensation for the year. Such contributions defer the employee's earning up to a maximum of $8,000 in each plan year. In 2001 R&G Mortgage and the Bank each matched an employee's contribution to the Plan up to 62.5% of the first 5% of an employee's compensation as follows: 12.5% when an employee has 0 to 5 years of service, 25% when an employee has 6 to 10 years of service, 39.5% when an employee has 11 to 15 years of service, 50% when an employee has 16 to 20 years of service, and 62.5% when an employee has 21 or more years of service.


     Employees' contributions to the Plan are immediately vested, and employees become 100% vested in employer contributions upon the completion of 5 years of service. All funds contributed to the Plan are held in a trust fund. R&G Mortgage and the Bank direct the investment of matching and discretionary contributions and employees direct the investment of elective contributions and rollover contributions. Contributions may be directed into eight separate funds. Distributions from the Plan are made upon termination of service, death, or disability in a lump sum or installment payments. The normal retirement age under the Plan is age 65.

                      EQUITY COMPENSATION PLAN INFORMATION

     The following table sets forth required information with respect to equity compensation plans of the Company as of December 31, 2001:

                                 NUMBER OF
                                 SECURITIES
                             TO BE ISSUED UPON       WEIGHTED-AVERAGE        NUMBER OF SECURITIES REMAINING
                                EXERCISE OF         EXERCISE PRICE OF     AVAILABLE FOR FURTHER ISSUANCE UNDER
                            OUTSTANDING OPTIONS,   OUTSTANDING OPTIONS,   EQUITY COMPENSATION PLANS (EXCLUDING
PLAN CATEGORY               WARRANTS AND RIGHTS    WARRANTS AND RIGHTS    SECURITIES REFLECTED IN FIRST COLUMN)
-------------               --------------------   --------------------   -------------------------------------
Equity compensation plans
  approved by security
  holders.................        360,080                 $8.46                          13,240
Equity compensation plans
  not approved by security
  holders.................            N/A                   N/A                             N/A
     Total:...............        360,080                 $8.46                          13,240

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth required information with respect to individual grants of stock options made during the year ended December 31, 2001 to each of the named executive officers of the Company:

                                  INDIVIDUAL GRANTS
-------------------------------------------------------------------------------------   POTENTIAL REALIZABLE
                                                                                          VALUE AT ASSUMED
                                                                                        ANNUAL RATES OF STOCK
                              NUMBER OF       PERCENT OF                                 PRICE APPRECIATION
                              SECURITIES     TOTAL OPTIONS   EXERCISE OF                   FOR OPTION TERM
                              UNDERLYING      GRANTED TO     BASE PRICE    EXPIRATION   ---------------------
NAME                        OPTION GRANTED   EMPLOYEES(1)     ($/SH)(2)       DATE       5% ($)      10% ($)
----                        --------------   -------------   -----------   ----------   ---------   ---------
Victor J. Galan...........          --            --               --          --             --          --
Ramon Prats...............          --            --               --          --             --          --
Joseph R. Sandoval........          --            --               --          --             --          --
Mario Ruiz................      25,000            50%           15.00                    187,500     375,000
Steven Velez..............      25,000            50%           15.00                    187,500     375,000
Victor M. Irizarry........          --            --               --          --             --          --

---------------
(1) Percentage of options granted to all employees and directors during fiscal 2001.

(2) In all cases, the exercise price is equal to $15.00.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth, with respect to the executive officers named in the Summary Compensation Table, information with respect to the aggregate amount of options exercised during the last fiscal year, any value realized thereon, the number of unexercised options at the end of the fiscal year (exercisable and unexercisable) and the value with respect thereto.

                                                                                         VALUE OF UNEXERCISED
                                                           NUMBER OF SECURITIES              IN-THE-MONEY
                                                          UNDERLYING OPTIONS/SARS            OPTIONS/SARS
                                                            AT FISCAL YEAR END           AT FISCAL YEAR END(2)
                             SHARES                     ---------------------------   ---------------------------
                           ACQUIRED ON       VALUE
NAME                        EXERCISE      REALIZED(2)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                       -----------    -----------   -----------   -------------   -----------   -------------
Victor J. Galan..........         --              --          --              --             --              --
Ramon Prats..............    540,000(3)    7,080,600          --         180,000(3)          --       2,360,200
Joseph R. Sandoval.......     28,800         299,632       8,400           7,200         41,726           6,408
Mario Ruiz...............         --              --       8,400          32,200         51,476          59,908
Steven Velez.............         --              --      20,800          29,200        238,512          57,238
Victor M. Irizarry.......         --              --       4,000           6,000          3,560           5,340

---------------
(1) Share amounts have been adjusted for the Company's stock dividends and stock splits.

(2) Based upon a closing market price for the Class B Shares as of December 31, 2001 of $17.14.

(3) Includes 180,000 Class B Shares exercised in 2001 of stock options granted by Mr. Victor J. Galan to Mr. Prats.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

     The operations of R&G Mortgage and the Bank are linked to a material extent by a series of ancillary agreements which govern the significant affiliated transactions between the two companies (the "Affiliated Transaction Agreements"). These agreements have been prepared with a view to compliance with Sections 23A and 23B of the Federal Reserve Act, which require that the terms and conditions of transactions between a financial institution and an affiliate be on terms which are substantially the same, or at least as favorable to the financial institution, as those prevailing for comparable transactions with or involving other non-affiliated companies.

     During the year ended December 31, 2001, VIG Leasing, S.E., a Puerto Rico real estate partnership which is 95.8% owned by the family of Victor J. Galan, the Company's Chairman of the Board and Chief Executive Officer, received lease payments from R&G Mortgage and the Bank on properties owned of $1,222,000 and $1,242,000 respectively. R&G Mortgage and the Bank believe that the lease terms are on terms substantially the same as they would have negotiated with a non-affiliated party.

     Under applicable federal law, loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features.


     The Bank's policy provides that all loans made by the Bank to directors and officers of the Company are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. The Bank's policy provides that such loans may not involve more than the normal risk of collectibility or present other unfavorable features. As of December 31, 2001, mortgage and consumer loans to directors and executive officers of the Company in excess of $60,000 aggregated approximately $2,516,000 or 0.55% of the Company's consolidated stockholders' equity as of such date. All such loans were made by the Bank in accordance with the aforementioned policy. In addition, all such loans are current and are being repaid in accordance with their terms.

     In July 1995, R&G Mortgage made a $900,000 construction loan to a real estate development company owned by Pedro Ramirez, a director of the Company, R&G Mortgage and the Bank. The subject real estate development project was scheduled to be completed in phases. At December 31, 2001, the loan had an outstanding balance of $665,000 at an interest rate of 2% over the prime rate. The outstanding balance of the loan is related to the second phase of the construction project. The portion of the loan related to the first phase of the project was repaid in January 1998.

     During the year ended December 31, 2001, Enrique Umpierre-Suarez, a director and Secretary of each of the Company and the Bank, provided legal services to borrowers of the Bank and R&G Mortgage in connection with the closing of consumer and commercial loans. During the year ended December 31, 2001, Mr. Umpierre-Suarez received $973,000 in fees for such legal services, all of which were paid for by customers of the Bank and R&G Mortgage in connection with loan closings.


     R&G Mortgage originates first mortgage loans secured by single-family residential properties which are either insured by the Federal Housing Administration ("FHA") or guaranteed by the Veterans' Administration ("VA"). R&G Mortgage pools such FHA/VA loans into mortgage-backed securities which are guaranteed by the GNMA, which securities are sold to securities broker dealers and other investors. During the year ended December 31, 2001, R&G Mortgage sold approximately $10.1 million of such GNMA securities to Victor J. Galan, Chairman of the Board and CEO, approximately $1,125,000 to Enrique Umpierre-Suarez, a director and Secretary of the Company, approximately $2.9 million to Ramon Prats, Vice Chairman of the Board and President, approximately $300,000 to Ana Armendariz, a director and Treasurer of the Company, approximately $200,000 to Benigno R. Fernandez, a director of the Company, approximately $125,000 to Pedro Ramirez, a director of the Company, and approximately $767,000 to Mario Ruiz, Executive Vice President of the Bank. R&G Mortgage believes that the sale of the GNMA Securities to these individuals was on the same terms as GNMA Securities sold to non-affiliated parties.


EXECUTIVE COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Executive Committee of the Company's Board of Directors reviews the compensation and benefits for the Company's employees and recommends to the Board adjustments in such compensation. During fiscal 2001, the members of the Executive Committee were Messrs. Victor J. Galan (Chairman), Prats (Vice Chairman), McCormack, and Victor L. Galan. Mr. Victor J. Galan does not participate in the Committee's consideration of his own compensation.

     The report of the Executive Committee with respect to compensation for the President and Chief Executive Officer and all other executive officers for the fiscal year ended December 31, 2001 is set forth below:


REPORT OF THE EXECUTIVE COMMITTEE ON EXECUTIVE COMPENSATION


     The purpose of the Committee qualified, competent management; motivating executives to achieve a range of performance goals consistent with a business plan approved by the Board of Directors of the Company; and insuring that the financial costs of current or proposed compensation and benefit programs are reasonable and consistent with industry standards, management performance and shareholders' interest.

     The Committee considered the following criteria in recommending to the Board the compensation of the Chief Executive Officer as well as the approval of compensation of other executive officers of the Company and its subsidiaries:

     1. The overall financial, market and competitive performance of the Company and its subsidiaries during the fiscal year under consideration after adjusting for economic conditions occurring during the year.

     2. The level of and/or increases in return on assets and return on equity without encouraging short-term profitability through unreasonable risk-taking or a deterioration of long-term asset quality.

     3. Consideration of individual as well as combined measures of progress of the Company and its subsidiaries including the quality of the loan portfolio, the level of the changes in capital ratios, the overall growth of the Bank and R&G Mortgage, the improvement in market share, the improvement in book value per share, the improvement in earnings per share, the level of non-performing loans and real estate owned, efficiency ratio levels as compared to peer groups and other objectives as may be established by the Board of Directors of the Company.

     4. The individual commitment of the executive officers relative to overall management efficiency, inspirational leadership, professional involvement, civic activities and the maintenance of corporate stature enhancing the image of the Company and it subsidiaries in their market place.

     5. The compensation and benefit levels of comparable positions to peer group institutions within the financial services industry, and similar asset and operating characteristics with a concentration on those institutions operating in Puerto Rico.

     The compensation arrangements and recommendations of the Committee include a base salary and a bonus component if the executive officer's performance is judged to warrant such a bonus.

     The base compensation of Victor J. Galan, Chief Executive Officer of the Company and the Bank, was established at $341,759 on January 1, 2001. Mr. Galan's compensation level, determined consistent with the before mentioned criteria, was based on an examination of four peer group comparisons relative to salary and bonus compensation for Chief Executive Officers. Mr. Galan's performance is measured by the profit, capital position, asset quality and the low ratio of operating expenses of the Company, the Bank and R&G Mortgage, as well as the other measures of executive compensation so noted in determining his specific compensation. Mr. Galan was given a bonus of $200,000 for his service during 2001 based on his overall performance as well as other activities which ensued during the course of the year.

     With respect to the other executive officers of the Company and its subsidiaries, the Committee also considered salary and bonus recommendations prepared by the Chief Executive Officer to establish 2001 compensation. The salary adjustment recommendation and bonus was based on the Company's overall performance in the past year as well as an analysis of competitive compensation levels necessary to maintain and attract quality personnel.

     Following extensive review and approval by the Committee, all issues pertaining to executive compensation were submitted to the full Board of Directors for their approval. Mr. Victor J. Galan does not participate in the review of his compensation.

                                          EXECUTIVE COMMITTEE

                                          Victor J. Galan, Chairman
                                          Ramon Prats, Vice Chairman
                                          Eduardo McCormack
                                          Victor L. Galan

PERFORMANCE GRAPH


     The following graph compares the cumulative total return on the Class B Shares over a measurement period since the Company's offering and issuance of Class B Shares in August 1996 with (i) the cumulative total return on the stocks included in the National Association of Securities Dealers, Inc. Automated Quotation ("Nasdaq") Total Return Index (for United States companies) and (ii) the cumulative total return on the stocks included in the Nasdaq Total Return Index for Financial Stocks (for United States and foreign companies). All of these cumulative returns are computed assuming the reinvestment of dividends at the frequency with which dividends were paid during the period.

                            TOTAL RETURN PERFORMANCE

                              (PERFORMANCE GRAPH)

----------------------------------------------------------------------------------------------------------------------------
                        12/31/96     6/30/97      12/31/97     6/30/98      12/31/98     6/30/99      12/31/99     6/30/00
----------------------------------------------------------------------------------------------------------------------------
 R&G FINANCIAL CORP.     100.00       110.14       147.36       291.88       323.67       263.08       178.93       124.87
 NASDAQ-TOTAL US         100.00       111.92       122.71       172.11       161.49       204.16       313.64       313.17
 NASDAQ-FINANCIAL
  COMPANIES              100.00       121.47       153.47       157.40       147.69       163.77       146.61       128.42

--------------------  ------------------------------------
                       12/31/00     6/30/01      12/31/01
--------------------  ------------------------------------
 R&G FINANCIAL CORP.    226.78       257.35       275.79
 NASDAQ-TOTAL US        192.93       169.36       151.80
 NASDAQ-FINANCIAL
  COMPANIES             159.59       173.26       175.32


     The above graph represents $100 invested in the Company's initial public offering of the Class B Shares on August 22, 1996 at $4.03 per share (as adjusted for the 1997 80% stock dividend and the two-for-one stock split paid in
1998). The table further assumes dividends were reinvested. The Class B Shares commenced trading on the Nasdaq Stock Market on August 22, 1996.



                                 PROPOSAL NO. 2

                    RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors of the Company has appointed PricewaterhouseCoopers LLP, independent certified public accountants, to perform the audit of the Company's financial statements for the year ending December 31, 2001, and further directed that the selection of auditors be submitted for ratification by the stockholders at the Annual Meeting.

     The fees billed for services rendered to the Company by PricewaterhouseCoopers LLP for the year 2001 were as follows:

Audit Fees..................................................   $218,500
Financial Information Systems Design and Implementation
  Fees......................................................   $     --
All Other Fees..............................................   $167,000

     The Company has been advised by PricewaterhouseCoopers LLP that neither that firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent certified public accountants and clients. PricewaterhouseCoopers LLP will have one or more representatives at the Annual Meeting who will have an opportunity to make a statement, if they so desire, and who will be available to respond to appropriate questions.

     The Board of Directors recommends that you vote "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors for the fiscal year ending December 31, 2002.


                                 PROPOSAL NO. 3

                             PROPOSAL TO AMEND THE
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

             OF THE COMPANY TO INCREASE THE AUTHORIZED COMMON STOCK



     The Board of Directors of the Company believes that it is in the best interest of the Company to increase its authorized common stock. The Amended and Restated Certificate of Incorporation of the Company presently authorizes the Company to issue Ninety Million (90,000,000) shares, consisting of Forty Million (40,000,000) shares of Class A Common Stock, Forty Million (40,000,000) shares of Class B Common Stock, and Ten Million (10,000,000) shares of Preferred Stock, par value $.01 per share. The Board of Directors of the Company at a duly constituted meeting has authorized an amendment to the Amended and Restated Certificate of Incorporation to increase the authorized capital stock of the Company to One Hundred Ten Million shares (110,000,000) through an increase of the Class B Common Stock to Sixty Million shares (60,000,000). If the Proposal to increase the Preferred Stock, discussed below, is also approved, the Company's authorized capital would increase to One Hundred Twenty Million Shares (120,000,000).


     As of February 28, 2002, there were 16,053,056 shares of Class A Common Stock owned by Mr. Victor J. Galan, Chairman of the Board and Chief Executive Officer of the Company, and 15,244,922 shares of Class B Common Stock held by members of the general public. Mr. Galan is the sole holder of Class A Common Stock of the Company, which is not registered. The Class B Common Stock is registered under the Exchange Act, and trades on the Nasdaq Stock Market under the symbol "RGFC."

     The Company is seeking stockholder approval to amend its amended and Restated Certificate of Incorporation for a number of reasons. To begin with, the Company is required to keep in reserve a number of shares of Class B Common Stock into which the Class A Common Stock may be converted. Each share of Class A Common Stock is convertible into shares of Class B Common Stock at the rate of one share of Class B Common Stock for each share of Class A Common Stock so converted, at the discretion of the holder of Class A Common Stock. The Amended and Restated Certificate of Incorporation of the Company requires the Company to at all times reserve and keep available out of its authorized but unissued shares of Class B Common Stock, solely for the purpose of issuance upon the conversion of Class A Common Stock, such number of shares of Class B Common Stock as shall then be issuable upon the conversion of all outstanding shares of Class B Common Stock. As of February 28, 2002, the Company must keep 16,053,056 shares of Class B Common Stock on reserve in order to convert all of the shares of Class A Common Stock. Therefore, as of February 28, 2002, the Company had 8,702,022 shares of Class B Common Stock available for future issuance.

     The increased capitalization will provide the Company with sufficient additional capitalization to effectuate stock dividends or stock splits in the future and to use shares of Class B Common Stock as a form of currency, in whole or in part, in effectuating acquisitions. The Company has no present plans to declare a stock dividend or stock split and has no present plans, arrangements or understandings with respect to a possible acquisition, other than the acquisition of The Crown Group, Inc., which is contemplated as a cash and debt transaction.

     Pursuant to Article X of the Amended and Restated Certificate of Incorporation of the Company, amendments to the Amended and Restated Certificate of Incorporation shall be made first by approval of the Board of Directors of the Company pursuant to a resolution adopted by the affirmative vote of a majority of the directors then in office, and then, to the extent required by applicable law, by the holders of a majority of shares of the Company entitled to vote generally in an election of directors, voting together as a single class, as well as such additional vote of the Preferred Stock as may be required by the provisions of any series thereof. The holders of each of the series of the Company's Preferred Stock have no right to vote or dissent with respect to the proposal to amend the Amended and Restated Certificate of Incorporation of the Company.


     Holders of Class A Common Stock and Class B Common Stock generally vote as a single class on all matters submitted to a vote of the stockholders. Each record holder of Class A Common Stock is entitled two votes per share and holders of Class B Common Stock are entitled to one vote per share. Thus, Mr. Galan is entitled to cast 32,106,112 votes by virtue of his ownership of 16,053,056 shares of Class A Common Stock and all other stockholders of the Company, as a group, are entitled to cast 15,244,922 votes by virtue of their collective ownership of 15,244,922 shares of Class B Common Stock. By voting in favor of the proposal to amend the Amended and Restated Certificate of Incorporation to increase the number of authorized Common Stock, Mr. Galan will provide the requisite majority stockholder approval of the proposal to amend the Amended and Restated Certificate of Incorporation.



                                 PROPOSAL NO. 4


                             PROPOSAL TO AMEND THE


               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION


                           OF THE COMPANY TO INCREASE


                    THE NUMBER OF AUTHORIZED PREFERRED STOCK



     The Board of Directors of the Company believes that it is in the best interest of the Company to increase its authorized Preferred Stock. The Amended and Restated Certificate of Incorporation of the Company presently authorizes the Company to issue Ten Million (10,000,000) shares of Preferred Stock, par value $.01 per share. The Board of Directors of the Company at a duly constituted meeting has authorized an amendment to the Amended and Restated Certificate of Incorporation to increase the authorized Preferred Stock to Twenty Million shares (20,000,000).



     Currently, the Company has 7,760,000 shares of Preferred Stock outstanding, which has been issued in four different series (Series A, Series B, Series C and Series D), and has 2,240,000 shares of Preferred Stock remaining for issuance. The Company desires to increase the authorized Preferred Stock by an additional 10,000,000 shares in order to maximize its flexibility to issue Preferred Stock in the future as the need arises. If this proposal is approved, the Board of Directors, without further action by the stockholders, will be able to issue up to an aggregate of 12,240,000 additional shares of Preferred Stock, in one or more series. The Board of Directors will also have the authority to designate the rights, preferences, privileges and restrictions of each such series, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series. The issuance of Preferred Stock as a general corporate matter may have the effect of delaying, deferring or preventing a change in control of a company without further action by the stockholders, which may deprive shareholders of an opportunity to sell their shares at a premium over the prevailing market price. The Company does not believe this issue to be relevant given the amount of Common Stock controlled by the Chairman and Chief Executive Officer and the Board of Directors and Management of the Company. The issuance of Preferred Stock with voting and conversion rights may under certain circumstances also adversely affect the voting power of the holders of Class B Common Stock. In certain circumstances, an issuance of Preferred Stock could have the effect of decreasing the market price of the Class B Common Stock. At present, the Company has no plans to issue any additional shares of Preferred Stock.

     Pursuant to Article X of the Amended and Restated Certificate of Incorporation of the Company, amendments to the Amended and Restated Certificate of Incorporation shall be made first by approval of the Board of Directors of the Company pursuant to a resolution adopted by the affirmative vote of a majority of the directors then in office, and then, to the extent required by applicable law, by the holders of a majority of shares of the Company entitled to vote generally in an election of directors, voting together as a single class, as well as such additional vote of the Preferred Stock as may be required by the provisions of any series thereof. The holders of each of the series of the Company's Preferred Stock have no right to vote or dissent with respect to the proposal to amend the Amended and Restated Certificate of Incorporation of the Company.



     Holders of Class A Common Stock and Class B Common Stock generally vote as a single class on all matters submitted to a vote of the stockholders. Each record holder of Class A Common Stock is entitled two votes per share and holders of Class B Common Stock are entitled to one vote per share. Thus, Mr. Galan is entitled to cast 32,106,112 votes by virtue of his ownership of 16,053,056 shares of Class A Common Stock and all other stockholders of the Company, as a group, are entitled to cast 15,244,922 votes by virtue of their collective ownership of 15,244,922 shares of Class B Common Stock. By voting in favor of the proposal to amend the Amended and Restated Certificate of Incorporation, Mr. Galan will provide the requisite majority stockholder approval of the proposal to amend the Amended and Restated Certificate of Incorporation to increase the number of authorized Preferred Stock.


                             STOCKHOLDER PROPOSALS

     Any proposal which a stockholder wishes to have included in the proxy materials of the Company relating to the next annual meeting of stockholders of the Company, which currently is scheduled to be held in April 2001, must be received at the principal executive offices of the Company, R-G Plaza, 280 Jesus
T. Pinero Avenue, Hato Rey, San Juan, Puerto Rico 00918, Attention: Enrique Umpierre-Suarez, Secretary, no later than December 1, 2002.

     Stockholder proposals which are not submitted for inclusion in the Company's proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before an annual meeting pursuant to Article II, Section 2.14. of the Company's Bylaws, which provides that business at an annual meeting of stockholders must be (a) properly brought before the meeting by or at the direction of the Board of Directors, or (b) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not later than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders of the Company. No such proposals were received. Such stockholder's notice is required to set forth certain information specified in the Articles. To be timely with respect to the next annual meeting to be held in April 2002, a stockholder's notice must be received by the Secretary of the Company no later than December 31, 2002.

                                 ANNUAL REPORTS

     A copy of the Company's Annual Report to Stockholders for the year ended December 31, 2001 accompanies this Proxy Statement. Such annual report is not part of the proxy solicitation materials.

     Upon receipt of a written request, the Company will furnish to any stockholder without charge a copy of the Company's Annual Report on Form 10-K for fiscal 2001 required to be filed under the Exchange Act. Such written requests should be directed to Secretary, R&G Financial Corporation, R-G Plaza, 280 Jesus T. Pinero Avenue, Hato Rey, San Juan, Puerto Rico 99018. The Form 10-K is not part of the proxy solicitation materials.

                                 OTHER MATTERS

     Management is not aware of any business to come before the Annual Meeting other than the matters described above in this Proxy Statement. However, if any matters should properly come before the meeting other than those which are described in this Proxy Statement, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

     The cost of the solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of the Company's Common Stock. In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.

                                          By Order of the Board of Directors

                                          ViCTOR J. GALAN
                                          Chairman of the Board and Chief
                                          Executive Officer

                        (R&G FINANCIAL CORPORATION LOGO)

                                 REVOCABLE PROXY

                            R&G FINANCIAL CORPORATION

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF R&G FINANCIAL CORPORATION (THE "COMPANY") FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 30, 2002 AND AT ANY ADJOURNMENT THEREOF.

         The undersigned being a stockholder of the Company as of March 29, 2002, hereby authorizes the Board of Directors of the Company or any successors thereto as proxies, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at The Ritz Carlton, San Juan Hotel, Spa and Casino, 6961 Avenida de Los Gobernadores Avenue, Ballroom IV and V, Isla Verde, Puerto Rico 00979, on Tuesday, April 30, 2002 at 10:00 a.m., and at any adjournments of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as follows:

                  (Continued and to be signed on reverse side.)

                 Please Detach and Mail in the Envelope Provided

[X]      Please mark your
         votes as in this
         example

                           FOR        WITHHOLD
                                      AUTHORITY
1.       ELECTION OF      [   ]        [    ]            Nominees: For a three year term:
         DIRECTORS                                                Victor J. Galan,
                                                                  Ramon Prats
                                                                  Enrique Umpierre-Suarez
                                                                  Eduardo McCormack

         NOTE: To withhold authority to vote for an individual nominee, strike a line through that nominee's name. Unless authority to vote for all of the foregoing nominees is withheld, this Proxy will be deemed to confer authority to vote for each nominee whose name is not struck.

                                                                FOR     AGAINST    ABSTAIN
2.       Proposal to ratify the appointment by the Board of     [  ]      [  ]       [  ]
         Directors of PricewaterhouseCoopers LLP as the
         Company's independent auditors for the fiscal
         year ending December 31, 2002.

                                                                FOR     AGAINST    ABSTAIN
3.       Proposal to approve an amendment to the Amended and    [  ]      [ ]        [ ]
         Restated Certificate of Incorporation of the Company
         to increase the authorized Class B Common Stock of
         the Company from Forty Million (40,000,000) to
         Sixty Million (60,000,000).

4. Proposed to approve an amendment to the Amended and Restated Certificate of Incorporation of the Company to increase the authorized Preferred Stock of the Company from Ten Million (10,000,000) to Twenty
         Million (20,000,000).

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.


         SHARES OF THE COMPANY'S COMMON STOCK WILL BE VOTED AS SPECIFIED. IF RETURNED BUT NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES TO THE BOARD OF DIRECTORS, FOR RATIFICATION OF THE COMPANY'S INDEPENDENT AUDITORS, FOR AN AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY INCREASING THE AUTHORIZED COMMON STOCK OF THE COMPANY, FOR AN AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY INCREASING THE AUTHORIZED PREFERRED STOCK OF THE COMPANY AND OTHERWISE AT THE DISCRETION OF THE PROXIES. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE ANNUAL MEETING.

         PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

  Signature of Shareholder        Signature of Shareholder          Dated
----------------------------    ----------------------------    -------------
NOTE: Please sign the exactly as your name(s) appear(s) on this proxy. When signing in a representative capacity, please give full title. When shares are held jointly, only one holder need sign.